Exhibit 10.41

WILLIAMS-SONOMA, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective as of January 1, 2005)

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WILLIAMS-SONOMA, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

(Effective as of January 1, 2005)

Williams-Sonoma, Inc. (the “Company”) hereby establishes this Williams-Sonoma, Inc. Executive Deferred Compensation Plan (the “Plan”), effective as of January 1, 2005 (the “Effective Date”).

The purpose of the Plan is to provide certain supplemental retirement income benefits to a select group of management or highly compensated employees of the Company and its affiliates who have been selected for participation in the Plan. The Plan is an unfunded deferred compensation plan that is intended to (1) qualify for the exemptions provided in sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended, and (2) comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable guidance issued thereunder (collectively, “Code Section 409A”).

From and after the Effective Date, this Plan replaces the Williams-Sonoma, Inc. Pre-2005 Executive Deferral Plan, as amended, which was frozen to new deferrals effective after December 31, 2004 so as to qualify the amounts deferred on or before December 31, 2004 under such prior plan for “grandfather” treatment under Code Section 409A.

SECTION 1

DEFINITIONS

For purposes of this Plan, the following words and phrases will have the following meanings unless a different meaning is plainly required by the context:

1.1    “Bankruptcy Court Approval” means the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A).

1.2    “Beneficiary” means the person or persons entitled to receive benefits under the Plan upon the death of a Participant, as provided in Section 9.

1.3    “Board of Directors” or “Board” means the Board of Directors of the Employer.

1.4    “Bonus” means any cash incentive compensation that is payable to an Eligible Employee, in addition to his or her Salary, which the Committee, in its discretion, has designated as being eligible for deferral under the Plan.

1.5    “Change of Control Event” means a change in ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets, as defined under Code Section 409A.

1.6    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section, any valid regulation or other Treasury

Department or Internal Revenue Service guidance promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.7    “Committee” means the administrative committee charged with responsibility for the general administration of the Plan pursuant to Section 10, as it may be constituted from time to time.

1.8    “Company” means the Employer and each corporation, trade or business that is, together with the Employer, a member of a controlled group of corporations or under common control (within the meaning of Code Sections 414(b) or (c)); provided, however, that in applying Code Sections 1563(a)(1), (2), and (3) for purposes of determining a controlled group of corporations under Code Section 414(b) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of Code Section 414(c), the phrase “at least 50 percent” will be used instead of “at least 80 percent” at each place it appears in such sections.

1.9    “Compensation” means the Salary and Bonus (if any) of an Eligible Employee. An Eligible Employee’s Compensation will not include any other type of remuneration, including any severance pay.

1.10  “Corporate Dissolution” means a dissolution of the Company that is taxed under Code Section 331.

1.11  “Deferral Account” means, for each Participant, the bookkeeping account maintained by the Committee for the Participant under Section 4.1 which will be the sum of the Participant’s Plan Year Subaccount(s).

1.12  “Disability” or “Disabled” means (a) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer. The Committee will determine whether or not a Participant is Disabled based on such evidence as the Committee deems necessary or advisable.

1.13  “Domestic Relations Order” means a court order that qualifies as a domestic relations order under Code Section 414(p)(1)(B).

1.14  “Election Form” means the form, which may be in electronic format, prescribed from time to time by the Committee that an Eligible Employee or Participant must properly complete, sign and return to the Committee (or its designated agent) to make an election under the Plan.

1.15    “Eligible Employee” means a member of a group of select management or highly compensated employees of the Company who has been notified that he or she has been selected by the Committee (in its sole discretion) to participate in the Plan.

1.16    “Employer” means Williams-Sonoma, Inc. and any successor corporation.

1.17    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA will include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.18    “401(k) Plan” means the Williams-Sonoma, Inc. 401(k) Plan, as amended from time to time.

1.19    “Fund” or “Funds” means one or more of the mutual funds or other investment vehicles selected by the Committee pursuant to Section 3.2.1.

1.20    “Participant” means an individual who (a) has become a Participant in the Plan pursuant to Section 2.1, and (b) has not ceased to be a Participant pursuant to Section 2.2.

1.21    “Plan” means the Williams-Sonoma, Inc. 2005 Executive Deferred Compensation Plan , as set forth herein and as hereafter amended from time to time.

1.22    “Plan Year” means the calendar year.

1.23    “Plan Year Subaccount” means, with respect to a Participant, the bookkeeping account established and maintained by the Committee for the Participant under Section 4.1 to reflect, for each Plan Year, the deferrals of Salary made by the Participant for such Plan Year, the deferrals of Bonuses (if any) made by the Participant for the fiscal year of the Company which includes the last day of such Plan Year, any deemed earnings credited thereon, and any withdrawals and/or distributions debited thereto.

1.24    “Retirement” means a Participant’s Separation from Service on or after his or her attainment of both age fifty-five (55) and five (5) Years of Service.

1.25    “Salary” means the base pay that is payable to an Eligible Employee by the Company with respect to services performed during any period by the Employee and does not include any other type of remuneration (such as any severance payments, commissions, overtime, bonuses, or fringe benefits). Notwithstanding the foregoing, an Eligible Employee’s Salary will be calculated before any reduction for compensation voluntarily deferred or contributed by the Employee pursuant to all qualified and nonqualified plans of the Company and will be calculated to include amounts not otherwise included in the Employee’s gross income under Code Sections 125, 132, 402(e)(3) or 402(h) pursuant to plans or arrangements maintained by the Company; provided, however, that such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.26    “Separation from Service” means a Participant’s “separation from service” as defined in Code Section 409A. For this purpose, the employment relationship will be treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence, except that if the period of such leave exceeds six (6) months and the Participant does not retain a right to re-employment under an applicable statute or by contract, then the employment relationship will be deemed to have terminated on the first day immediately following such six-month period. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Company.

1.27    “Specified Employee” means a Participant who, as of the date of his or her Separation from Service, is a key employee of the Company. For this purpose, a Participant is a key employee if he or she meets the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii) (disregarding Code Section 416(i)(5)). As of 2008, this generally includes (a) the top fifty (50) Company officers with compensation greater than $150,000 per year, (b) a 5% owner of the Company, or (c) a 1% owner of the Company with compensation greater than $150,000 per year. For purposes of the preceding sentence, “compensation” means compensation as such term is defined in the 401(k) Plan for purposes of Code Section 415.

1.28    “Unforeseeable Emergency” means (a) a severe financial hardship to a Participant resulting from an illness or accident of the Participant or his or her spouse, Beneficiary or dependent (as defined in section 152 of the Code, but without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster), or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Committee will determine whether or not a Participant has incurred an Unforeseeable Emergency based on such evidence as the Committee deems necessary or advisable.

1.29    “Year of Service” means a full year in which a Participant has been continuously employed by the Company. For this purpose, a year of employment will be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hire and that, for any subsequent year, commences on an anniversary of that hiring date. The Committee may, in its sole discretion, credit a Participant with any partial year of employment. Periods during which an Eligible Employee is on a paid leave of absence or suffers from a Disability will be deemed to be periods of continuous employment.

SECTION 2

PARTICIPATION

2.1    Participation. An Eligible Employee will become a Participant in the Plan by electing to defer his or her Compensation in accordance with Section 3.

2.2    Continuing Participation. An Eligible Employee who has become a Participant will continue to be a Participant until all of his or her benefits are distributed under the Plan. The Committee may determine at any time, in its sole discretion, that a Participant is no longer an

Eligible Employee. In the event a Participant ceases to be an Eligible Employee, if such individual has not undergone a Separation From Service, he or she shall continue to make Compensation deferral contributions under the Plan through the end of the Plan Year in which he or she ceases to be an Eligible Employee. Thereafter, such individual shall not make any further Compensation deferral contributions to the Plan unless or until he or she again becomes an Eligible Employee.

SECTION 3

COMPENSATION DEFERRAL ELECTIONS

3.1    Elections to Defer Compensation. Each Eligible Employee’s decision to defer his or her Compensation under the terms of the Plan will be entirely voluntary.

3.1.1    General Timing Rule for Compensation Deferral Elections. Except as otherwise provided in this Section 3.1, an Eligible Employee may elect to defer Compensation that is payable for services performed during any Plan Year by submitting an Election Form to the Committee on or before the deadline established by the Committee, in its discretion (the “Submission Deadline”), which in no event may be later than the December 31 that immediately precedes such Plan Year. Any deferral election made in accordance with this Section 3.1.1 will become irrevocable effective as of the Submission Deadline, except as otherwise specified in the Plan.

3.1.2    Timing Rule for Compensation Deferral Elections of Newly-Eligible Employees. An individual who first becomes an Eligible Employee during any Plan Year may elect to defer Compensation that is payable for services performed after the election, as described below, by submitting an Election Form to the Committee on or before the Submission Deadline, which in no event may be later than thirty (30) days after he or she first becomes an Eligible Employee (the “Initial Election Period”). However, no such deferral election may be made if the Eligible Employee was previously eligible to participate in this Plan or in any other plan that is required to be aggregated with this Plan under Code Section 409A. A Compensation deferral election that is made by an Eligible Employee during the Initial Election Period will be effective only (a) with respect to Salary that is payable for services performed beginning with the first pay period immediately following the end of the Initial Election Period, and (b) with respect to the portion of the Bonus (if any) that is payable for services performed after the end of the Initial Election Period, which shall be determined by multiplying the total Bonus (or the percentage of the total Bonus that was deferred) by a fraction, the numerator of which is the number of days remaining in the Plan Year after the initial election becomes irrevocable, and the denominator of which is 365 (or 366 in the event of a leap year). Any deferral election made in accordance with this Section 3.1.2 will become irrevocable effective as of the Submission Deadline, except as otherwise specified in the Plan.

3.1.3    Timing Rule for Bonus Deferral Elections. An Eligible Employee may elect to defer any Bonus that is payable for services performed during any fiscal year of the Company, by submitting an Election Form to the Committee on or before the Submission Deadline, which in no event may be later than the last day of the immediately preceding fiscal year of the Company. Any deferral election made in accordance with this Section 3.1.3 will become irrevocable effective as of the Submission Deadline, except as otherwise specified in the Plan.

3.1.4    Timing Rule for Performance-Based or Bonus Compensation Deferral Elections. Notwithstanding the provisions of Section 3.1.3, if the Committee (in its discretion) determines that an Eligible Employee’s Bonus qualifies as “performance-based compensation” as defined in Code Section 409A (“Performance-Based Compensation”) or (effective before January 1, 2009) “bonus compensation” that is based on services performed over a period of at least twelve (12) months (as determined under Internal Revenue Notice 2005-1, Q/A-22) (“Bonus Compensation”), then the Eligible Employee may, if the Committee, in its discretion, permits such, elect to defer such Performance-Based or Bonus Compensation (as the case may be) by submitting an Election Form to the Committee on or before the Submission Deadline, which in no event may be later than six (6) months before the end of the performance/ service period. In order for an Eligible Employee to be eligible to make a deferral election for Performance-Based Compensation in accordance with the deadline established pursuant to this Section 3.1.4, he or she must have performed services continuously from the later of the beginning of the performance period for such Compensation or the date on which the performance criteria for such Compensation was established through the date on which the deferral election is made; provided, however, that no such election may be made after the amount of such Compensation has become readily ascertainable. Any deferral election made in accordance with this Section 3.1.4 will become irrevocable effective as of the Submission Deadline, except as otherwise specified in the Plan.

3.1.5    Amount of Deferral. Subject to the other limitations set forth in this Section 3.1, the amount of Compensation that an Eligible Employee may elect to defer is as follows:

(a)    Any whole percentage of Salary up to seventy-five percent (75%); and/or

(b)    Any whole percentage of Bonus up to one hundred percent (100%).

3.1.6    Maximum Deferrals. To the extent permissible under Code Section 409A, a Participant’s Salary or Bonus deferral amount in any Plan Year will be limited to the extent that the amount of the Salary or Bonus remaining undeferred in that Plan Year is less than the amount of payroll taxes that the Company will owe on the Participant’s Compensation and all other compensation that he or she receives from the Company in that Plan Year. In addition, an election to defer Salary or Bonus will not be effective to the extent it exceeds the maximum amount set forth in Section 3.1.5.

3.1.7    Minimum Deferrals. For each Plan Year for which a Participant elects to defer any portion of his or her Salary, the minimum percentage of Salary that may be deferred is five percent (5%) or such lesser percentage (but not below zero percent) as may be established by the Committee pursuant to rules adopted by it and applied in a uniform manner.

3.1.8    Limitation on Changes to Deferral Amounts. Notwithstanding any contrary Plan provision, the dollar amount of any Compensation deferrals may not be reduced or increased by virtue of any Participant election to increase, decrease or terminate his or her rate of deferral in any other Company employee benefit plan, except as permitted under Code Section 409A with respect to changes in deferral elections under the 401(k) Plan or a Code Section 125 cafeteria plan (or as otherwise permitted under Code Section 409A).

3.1.9    Duration of Salary Deferral Election. Any Salary deferral election made under Section 3.1.1 or 3.1.2 will be irrevocable with respect to the Plan Year for which it is made, and will remain in effect, notwithstanding any change in the Participant’s Salary, until changed or cancelled in accordance with the terms of the Plan; provided, however, that such election automatically will be cancelled under Section 2.2 for any Plan Year or portion thereof for which the Participant is not an Eligible Employee. Subject to the other limitations set forth in this Section 3.1, an Eligible Employee may increase, decrease or cancel his or her Salary deferral election for any subsequent Plan Year in accordance with Section 3.1.1.

3.1.10    Duration of Bonus Deferral Election. Any Bonus deferral election made under Section 3.1.2, 3.1.3 or 3.1.4 will be irrevocable with respect to the Bonus that is otherwise payable for services performed during the Company’s fiscal year for which the election is made. Subject to the other limitations set forth in this Section 3.1, an Eligible Employee may make a new deferral election with respect to any Bonus that is payable for services performed during any subsequent fiscal year of the Company in accordance with Section 3.1.3 or 3.1.4 (as applicable).

3.1.11    Year-End Cross-Over Payroll Periods. In the case of a Participant’s Salary deferral election, any payroll period that relates to a period of service that crosses over the calendar year end will be covered by the Participant’s deferral election (if any) in effect for the immediately preceding year.

3.1.12    USERRA Rights. Notwithstanding the foregoing provisions of this Section 3.1, the Committee may (in its discretion) provide an Eligible Employee with a Compensation deferral election to satisfy the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”), if applicable.

3.2    Deemed Investment Elections.

3.2.1    Selection of Funds. The Committee will select the Funds whose performance will measure the amounts to be credited to the Deferral Accounts of Participants pursuant to Section 4.1(c). The Committee may, in its discretion, change its selection of the Funds at any time. If a Participant has elected pursuant to Section 3.2.2 to make a deemed investment of all or a portion of his or her Plan Year Subaccount in a Fund which the Committee decides to discontinue, his or her Plan Year Subaccount will be deemed invested after such discontinuance in the continuing Fund which the Committee determines, in its discretion, most nearly resembles the discontinued Fund.

3.2.2    Deemed Investment Election. The Committee will provide each Participant with a list of the Funds available for hypothetical investment of his or her Deferral Account balance. The Participant will designate, when the Participant makes deferral elections under Section 3.1, on the form prescribed by the Committee for such purpose, one or more of such Funds in which each of his or her Plan Year Subaccounts will be deemed to be invested. The Participant may make a separate designation for each of his or her Plan Year Subaccounts. In making the designation pursuant to this Section 3.2.2, the Participant may specify that all or any whole percentage of at least one percent (1%) of his or her Plan Year Subaccount balance be deemed to be invested in one or more of the Funds. If a Participant does not elect to have his or her Plan Year Subaccount deemed invested in any of the Funds as described in this Section 3.2.2, then the Plan Year Subaccount automatically will be deemed invested in the Plan’s default Fund, as determined by the Committee, in its sole discretion.

3.2.3    Changes in Deemed Investment Elections. On or before the twentieth (20th) day of any calendar month (or such later day as may be prescribed by the Committee, in its discretion, but not later than the last day of the calendar month), a Participant may change the designation of the Funds in which the balances of any of his or her Plan Year Subaccounts will be deemed to be invested. Such change may be made with respect to any whole percentage of at least ten percent (10%) of a Plan Year Subaccount balance. Such change must be made by timely filing an Election Form with the Committee reflecting such change. Such change will be effective as of the first day of the immediately following calendar month. The Committee may provide for more rapid effectiveness of allocation changes for all Participants and for more liberal ability to reallocate deemed investments.

3.2.4    No Actual Investment. Notwithstanding any contrary Plan provision, the Funds are to be used for measurement purposes only, and the Company will not be obligated in any way to actually invest any money in the Funds, or to acquire or maintain any actual investment. In the event that the Company, in its own discretion, decides to invest funds in any or all of the investments on which the Funds are based, no Participant or any other person will have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Deferral Account balance will at all times be a bookkeeping entry only and will not represent any investment made on his or her behalf by the Company; the Participant will at all times remain an unsecured creditor of the Company.

3.3    Cancellation of Compensation Deferrals. Notwithstanding any contrary provision of Section 3.1:

3.3.1    Hardship Distribution under 401(k) Plans. In the event that a Participant receives a hardship distribution under the 401(k) Plan or any other plan maintained by the Company that contains a qualified cash or deferred arrangement under Code Section 401(k) (collectively, the “401(k) Plans”), the Participant’s Compensation deferrals (if any) under this Plan will be cancelled for a period of six (6) months from the date that the Participant received such hardship distribution. Notwithstanding the foregoing, the Participant’s Compensation deferrals will not be so cancelled if the Committee determines that such cancellation is not required in order to preserve the tax-qualification of the 401(k) Plans.

3.3.2    Unforeseeable Emergency. A Participant’s deferral election shall be automatically cancelled in the event the Participant obtains an unforeseeable emergency distribution from the Plan pursuant to Section 6.6 hereof. The Participant, if still an Eligible Employee, may re-enroll in the Plan in the next open enrollment period.

3.3.3    Irrevocability of Prior Compensation Deferrals. Notwithstanding the foregoing, a Participant’s election to make Compensation deferrals under Section 3.1 will be irrevocable as to amounts already deferred as of the effective date of any cancellation in accordance with this Section 3.3.

3.3.4    Resumption of Compensation Deferrals. A Participant whose Compensation deferrals have been cancelled pursuant to this Section 3.3 may later resume making Compensation deferrals under the Plan only in accordance with Section 3.1.

SECTION 4

ACCOUNTING

4.1    Deferral Accounts. The Committee will establish and maintain the Plan Year Subaccounts and the Deferral Account (which will be the sum of all Plan Year Subaccounts) for each Participant. Each Plan Year Subaccount of each Participant will be further divided into separate subaccounts (“Fund Subaccounts”), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.2. Each Plan Year Subaccount of each Participant will be credited as follows:

(a)    Within five (5) business days after deferred Salary has been withheld from a Participant’s paycheck, the Committee will credit each of the Participant’s Fund Subaccounts with amounts equal to the deferred Salary in accordance with the Participant’s election under Section 3.2; that is, the portion of the Participant’s deferred Salary that he or she has elected to be deemed to be invested in a certain Fund will be credited to the Fund Subaccount corresponding to that Fund.

(b)    Within five (5) business days after a deferred Bonus has been withheld from a Participant’s paycheck, the Committee will credit each of the Participant’s Fund Subaccounts with amounts equal to the deferred Bonus in accordance with the Participant’s election under Section 3.2; that is, the portion of the Participant’s deferred Bonus that he or she has elected to be deemed to be invested in a certain Fund will be credited to the Fund Subaccount corresponding to that Fund.

(c)    At least once in each calendar month, each Fund Subaccount of a Participant’s Plan Year Subaccount will be credited with deemed earnings on the Fund corresponding to that Fund Subaccount.

(d)    Any distribution or withdrawal from Participant’s Plan Year Subaccount will be charged to the Plan Year Subaccount as soon as practicable after such distribution or withdrawal is made. The amount of a distribution or withdrawal charged to a Participant’s Plan Year Subaccount will be charged to the Fund Subaccounts in such Plan Year Subaccount in the proportions of the relative balances of such Fund Subaccounts as of the date such distribution or withdrawal is valued.

4.2    Accounting Methods. The accounting methods or formulae to be used under the Plan for the purpose of maintaining the Participants’ Deferral Accounts, including the exact times and method for crediting any deemed earnings, will be determined by the Committee, in its sole discretion; provided, however that the exact times and/or method for crediting such deemed earnings will be uniform among all Participants.

4.3    Periodic Reports. Under procedures established by the Committee, each Participant will be furnished with a periodic statement of his or her Deferral Account, reflecting the status of his or her interest in the Plan, at least once with respect to each Plan Year.

SECTION 5

VESTING

Subject to the provisions of Sections 13.1 (Participants are unsecured general creditors) and 13.5 (Company’s right to deduct required tax withholding), a Participant’s Deferral Account balance at all times will be one hundred percent (100%) vested and nonforfeitable.

SECTION 6

DISTRIBUTIONS

6.1    Distribution on Retirement or Disability.

6.1.1    Time for Payment. Subject to the other provisions of Section 6 below, a distribution of a Participant’s Deferral Account balance will be made or commenced on the date (which must be the first day of a calendar year) a number of years after the Participant’s Retirement or Disability (the “Retirement Payment Eligibility Date”), which number may be designated by the Participant to the extent provided for in his or her initial and annual deferral elections and which number may differ for different Plan Year Subaccounts. If the Participant makes no such designation, then the “Retirement Payment Eligibility Date” will be the first day of the calendar quarter immediately following the Participant’s Retirement or Disability, or as soon as practicable thereafter, but in no event later than the end of the same calendar year.

6.1.2    Form of Payment. The distribution in Section 6.1.1 will be paid in a cash lump sum or quarterly installments over five (5), ten (10), fifteen (15) or twenty (20) years, as designated by the Participant in his or her deferral elections in respect of any Plan Year Subaccount. If the Participant makes no such designation, then such distribution will be paid in a cash lump sum. In no event shall any Plan payments be made more than twenty-two (22) years following a Participant’s Separation From Service. Any payment scheduled to be made more than twenty-two (22) years following a Participant’s Separation From Service shall be paid with the last scheduled payment with the twenty-two (22) year period.

6.1.3    Installment Payments. If a Participant’s Deferral Account balance is to be paid in quarterly installments pursuant to Section 6.1.2, his or her first installment will be equal to the balance then credited to the Account, divided by the number of installments to be made. Each subsequent installment will be paid to the Participant on the first day of the immediately following calendar quarter, or as soon as practicable thereafter, but in no event later than the end of the same calendar year, and will be equal to the balance then credited to the Account, divided by the number of installments remaining to be paid. While a Participant’s Deferral Account is in installment payout status, the unpaid Account balance will continue to be credited with deemed earnings pursuant to Section 4.1(c). All installment payments under the Plan will be considered a single payment for purposes of complying with Code Section 409A.

6.1.4    Postponement of Retirement Payment Eligibility Date.

(a)    Subject to the other provisions of Section 6, a Participant may elect to extend the Retirement Payment Eligibility Date for his or her Plan Year Subaccounts (the “Prior Retirement Payment Eligibility Date”) by submitting an Election Form to the Committee to that effect, provided that the following requirements are met: (a) the new election will not take effect until at least twelve (12) months after the date on which the Election Form is submitted; (b) if the new election relates to a payment on account of Retirement, the new Retirement Payment Eligibility Date is at least five (5) years after the Prior Retirement Payment Eligibility Date; and (c) the Election Form is submitted no less than twelve (12) months before the Prior Retirement Payment Eligibility Date. A Retirement Payment Eligibility Date that has been so extended may be further extended by submitting another Election Form in the manner and at the times specified in this Section 6.1.4. In no event, however, will a Plan payment be made more than thirty years following the initial Retirement Eligibility Date. If a Plan payment is scheduled to be made more than thirty years following the initial Retirement Eligibility Date, it will instead be paid out in the thirtieth year following the initial Retirement Eligibility Date.

(b)    Because Plan installment payments are considered a single payment for purposes of Code Section 409A, a subsequent election may accelerate the method of distribution. For example, if a Participant initially elected to receive Retirement or Disability payments in five annual installments following her Retirement Eligibility Date, she could make a timely election to instead take a lump-sum distribution five years following her Retirement Eligibility Date. Moreover, a subsequent election may change a lump-sum distribution to an installment election, so long as, in either case, the initial payment is delayed for a period of at least five (5) years, the election is not effective for one (1) year and is made at least one (1) year in advance of the date upon which the first distribution would have otherwise been made.

(c)    Because installment payments are treated as a single payment under the Plan, any subsequent election must apply to all of the installment payments for a particular Plan Year Subaccount. For example, if a Participant initially elected to receive Retirement or Disability payments relating to her 2009 Plan Year Subaccount in five annual installments following her Separation From Service, the Participant may not elect to defer the 1st, 2d, 3rd and 5th installments only, but must also defer the 4th installment.

6.1.5    Automatic Lump Sum Payment. Notwithstanding any other Plan provisions, if, on the date of a Participant’s Separation From Service, their Deferral Account totals, less than $15,000, then all of the Deferral Account shall be distributed in a lump-sum in the month following such Participant’s Separation From Service, or, if the Participant is a Specified Employee, in the seventh month following such Participant’s Separation From Service (or, if earlier, within 60 days following the death of the Specified Employee); provided, however, that in the event such Deferral Accounts increases in value so that the value exceeds $15,000 on the scheduled payment date, such Deferral Account shall instead be paid in accordance with the Plan and plans and the Participant’s deferral elections.

6.2    Distribution on Separation from Service Not Due to Retirement. Subject to a 6-month delay as specified in section 6.4, the Deferral Account balance of a Participant who has neither died nor incurred a Disability and who undergoes a Separation from Service for any reason other than due to Retirement will be distributed in the form of a cash lump sum on the first day of the calendar month immediately following the Separation from Service, or as soon as practicable thereafter, but in no event later than the end of the same calendar year.

6.3    Distribution on Death. If a Participant dies while some or all of his or her Deferral Account balance is in installment payout status, the balance credited to the Deferral Account as of the last day of the calendar month in which the Participant dies will be paid to the Participant’s Beneficiary in a cash lump sum on the first day of the calendar month immediately following such last day, or as soon as practicable thereafter, but in no event later than the end of the same calendar year. In all other cases of the Participant’s death, the balance then credited to his or her Deferral Account will be paid to the Participant’s Beneficiary in a cash lump sum on the first day of the calendar quarter immediately following the calendar quarter in which the Participant dies.

6.4    Required Six-Month Delay in Payment for Specified Employees. Except as permitted by the Plan and Code Section 409A in connection with a Corporate Dissolution, pursuant to a Bankruptcy Court Approval, a conflicts of interest or ethics rules distribution under Section 6.5.2, a FICA and related income tax distribution under Section 6.5.3, a state, local or foreign tax distribution under Section 6.5.5, or a Code Section 409A distribution under Section 6.5.4, in no event may a Specified Employee’s account be distributed earlier than (i) six (6) months following the Specified Employee’s Separation From Service (or if earlier, the Specified Employee’s death), (ii) the Specified Employee’s Disability, (iii) the Specified Employee’s death, (iv) a Change of Control Event, or (v) the occurrence of an Unforeseeable Emergency. In the event a Specified Employee’s Plan distributions are delayed due to the six-month delay requirement, the amounts otherwise payable to the Specified Employee during such period of delay shall be paid on a date that is at least six months and one day following Separation From Service, but no later than the end of the calendar year in which such six month and one day period ends (or, if earlier, within 60 days following the death of the Specified Employee).

6.5    Acceleration of Payment(s) Permitted Under Certain Circumstances. Notwithstanding the foregoing provisions of Section 6 and except as otherwise provided below:

6.5.1    Compliance With Ethics Agreements. The Committee, in its sole discretion, may accelerate the distribution of a Participant’s Deferral Account balance to the extent necessary for any U.S. federal officer or employee in the executive branch of the U.S. federal government to comply with an ethics agreement with the U.S. federal government, as specified in Code Section 409A.

6.5.2    Compliance With Ethics Laws or Conflicts of Interest Laws. The Committee, in its sole discretion, may accelerate the distribution of a Participant’s Deferral Account balance to the extent reasonably necessary to avoid a violation of an applicable U.S. federal, state, local or foreign ethics law or conflicts of interest law, as specified in Code Section 409A.

6.5.3    Payment of Employment Taxes. The Committee, in its sole discretion, may accelerate the distribution of a Participant’s Deferral Account balance sufficient to pay any Federal Insurance Contributions Act tax due under Code Sections 3101, 3121(a) and 3121(v)(2) on amounts deferred under the Plan (the “FICA Amount”), as well as to satisfy the corresponding tax withholding requirements with respect to the FICA Amount and the additional income tax payments due pursuant to this Section 6.5.3, as specified in Code Section 409A. In no event, however, may the total accelerated payment under this Section 6.5.3 exceed the aggregate of the FICA Amount and the related income tax withholding.

6.5.4    Income Inclusion Under Section 409A of the Code. Subject to Section 6.4, in the event that the Plan fails to satisfy the requirements of Code Section 409A, the Committee, in its sole discretion, may accelerate the distribution of a Participant’s Deferral Account up to the maximum amount required to be included in income as a result of the failure to comply with Code Section 409A.

6.5.5    Payment of State, Local or Foreign Taxes. Subject to Section 6.4, the Committee, in its sole discretion, may accelerate the distribution of a Participant’s Deferral Account sufficient to pay any state, local or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan before the scheduled distribution of such amount, as specified in Code Section 409A. In the event the Committee exercises such discretion, the Committee may also permit a distribution sufficient to pay related income tax withholding in accordance with Code Section 409A. In no event, however, may the total payment under this Section 6.5.5 exceed the aggregate amount of such taxes due.

6.5.6    Certain Offsets. Subject to Section 6.4, the Committee, in its sole discretion, may accelerate the distribution of a Participant’s Deferral Account balance as satisfaction of a debt of the Participant to the Company, as specified in Code Section 409A.

6.5.7    Bona Fide Disputes as to a Right to a Payment. Subject to Section 6.4, the Committee, in its sole discretion, may accelerate the distribution of a Participant’s Deferral Account balance in accordance with Code Section 409A where such distribution occurs as part of a settlement between the Participant and the Company of an arm’s length, bona fide dispute as to the Participant’s right to the deferred amount.

6.6    Unforeseeable Emergency. If a Participant incurs an Unforeseeable Emergency, the Committee, in its sole discretion, may determine that all or part of the Participant’s Deferral Account balance will be distributed to him or her in a cash lump sum payment on the date that immediately follows the date on which the Committee determines that the Participant has incurred the Unforeseeable Emergency; provided, however, that the amount paid to the Participant pursuant to this Section 6.6 will be limited to the amount reasonably necessary to satisfy the Unforeseeable Emergency (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the payment). Also, no payment under this

Section 6.6 will be made to the extent that the Participant’s Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by the cancellation of the Participant’s Compensation Deferrals in accordance with Section 3.3.2. Notwithstanding the foregoing, any determination to accelerate the distribution of the Deferral Account of any member of the Committee under this Section 6.6 will be made by the Board.

6.7    Inability to Locate Participant or Beneficiary. If the Committee is unable to locate a Participant or his or her Beneficiary on any date on which a distribution is to be made from such Participant’s Deferral Account, the Company will retain the distribution which was to be made on such date until such time as the Committee can locate the Participant or Beneficiary; provided, however, that the Company may deduct from such retained distributions all taxes which are required to be withheld by the Company. No additional deemed earnings will be credited pursuant to Section 4.1(c) on any distribution retained pursuant to this Section 6.7. If the Committee is unable to locate a Participant or Beneficiary within five (5) years following a date on which a distribution is to be made from such Participant’s Deferral Account, the amount of such distribution will be forfeited. In seeking to locate a Participant or Beneficiary, the Committee may take any reasonable action, but will not be required to take any action other than communicating by registered mail to the address or addresses last provided to the Committee by the Participant or Beneficiary.

6.8    Domestic Relations Order Distributions. The Committee, in its sole discretion, may accelerate a payment (or payments) or make such payments to an individual other than the Participant as necessary to comply with the terms of a Domestic Relations Order.

SECTION 7

CHANGE OF CONTROL

7.1    No New Participants Following Change of Control. The Committee may, in its sole discretion, provide that no individual may commence participation in the Plan following a Change of Control Event.

7.2    No Deferrals Following a Change of Control. The Committee may, in its sole discretion, provide that Plan deferrals shall cease as of the date of a Change of Control Event.

7.3    Discretionary Termination and Accelerated Plan Distributions 30 Days Prior to or Within 12 Months Following a Change in Control. Notwithstanding any other Plan provisions, the Board, in its sole discretion, may terminate the Plan and accelerate all scheduled Plan distributions within 30 days prior to or 12 months following a Change in Control Event by means of an irrevocable election; provided that such termination and distribution acceleration complies with the requirements of Code Section 409A.

SECTION 8

TERMINATION DUE TO CORPORATE DISSOLUTION OR PURSUANT TO

BANKRUPTCY COURT APPROVAL

8.1    Corporate Dissolution. The Board, in its sole discretion, may terminate the Plan and accelerate all scheduled Plan distributions within 12 months following a Corporate Dissolution; provided that such termination and distribution acceleration complies with the requirements of Code Section 409A.

8.2    Bankruptcy Court Approval. The Administrator, in its sole discretion, may terminate the Plan and accelerate all scheduled Plan distributions pursuant to Bankruptcy Court Approval; provided that such termination and distribution acceleration complies with the requirements of Code Section 409A.

SECTION 9

BENEFICIARY DESIGNATION

9.1    Beneficiary. Each Participant will have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant under such rules as is established by the Committee. The Beneficiary designated under the Plan may be the same as or different from the beneficiary designation under any other plan of the Company in which the Participant participates.

9.2    Beneficiary Designation; Change; Spousal Consent. A Participant may designate his or her Beneficiary by properly completing and signing the form prescribed by the Committee for such purpose (the “Beneficiary Designation Form”), and returning it to the Committee or its designated agent in accordance with such rules and procedures as is established by the Committee. A Participant will have the right to change his or her Beneficiary by properly completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as his or her Beneficiary, spousal consent to such designation is required to be provided in the form designated by the Committee, signed by that Participant’s spouse and returned to the Committee or its designated agent. Upon the proper completion, submission and acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed will be cancelled. The Committee will be entitled to rely on the last Beneficiary Designation Form, which has been properly completed and submitted by the Participant in accordance with the applicable rules and procedures established with respect to the filing of such forms, and accepted by the Committee or its designated agent prior to the Participant’s death.

9.3    Acknowledgment. No designation or change in designation of a Beneficiary will be effective until properly completed, submitted, and accepted by the Committee or its designated agent in accordance with the rules and procedures established by the Committee for this purpose.

9.4    No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in this Section 9 or, if all designated Beneficiaries predecease the Participant or die prior to the complete distribution of the Participant’s Deferral Account balance under the Plan, then the Participant’s surviving spouse will be deemed to be the designated Beneficiary of the Participant. If the Participant has no surviving spouse, any benefits remaining under the Plan to be paid to a Beneficiary will be paid to the Participant’s estate in care of the duly appointed and currently acting personal representative of the estate (which includes either the Participant’s probate estate or living trust). In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within ninety (90) days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed one hundred eight (180) days after the Participant’s death), then such benefits will be paid to the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive such benefits under the Plan.

9.5    Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee will have the right, exercisable in its discretion, to cause the Company to withhold such payments until such matter is resolved to the Committee’s satisfaction.

9.6    Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary will fully and completely discharge the Company and the Committee from all further obligations under the Plan with respect to the Participant, and that Participant’s rights (if any) under the Plan will terminate upon such full payment of benefits.

9.7    Death of Spouse or Dissolution of Marriage. Notwithstanding the foregoing, a Participant’s Beneficiary designation will be deemed to be automatically revoked if the Participant names his or her spouse as his or her Beneficiary and the marriage to such spouse is later dissolved. Without limiting the generality of the preceding sentence, the interest in benefits of a spouse of a Participant who has predeceased the Participant or whose marriage has been dissolved will automatically pass to the Participant, and will not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor will such interest pass under the laws of intestate succession.

SECTION 10

ADMINISTRATION OF THE PLAN

10.1    Committee. The Committee is hereby designated as the administrator of the Plan (within the meaning of ERISA Section 3(16)(A)). The Committee will consist of not less than one person, who will be appointed by and serve at the pleasure of the Compensation Committee of the Board. A member of the Committee may resign at any time by notice in writing mailed or delivered to the Compensation Committee of the Board. The Compensation Committee of the Board may remove any member of the Committee by resolution at any time. Any vacancies in the membership of the Committee will be filled by the Compensation Committee of the Board.

10.2    Committee Action. The Committee will act at meetings by the affirmative vote of a majority of its members. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to or contemporaneously with such action, a written consent to the action is signed by all members of the Committee, and such written consent is filed with the minutes of the proceedings of the Committee. The Chairperson or any other member or members of the Committee designated by the Chairperson may execute any certificate or other written direction on behalf of the Committee.

10.3    Powers and Duties of the Committee. The Committee will enforce the Plan in accordance with its terms, will be charged with the general administration of the Plan, and will have full discretion, power, and authority necessary to accomplish its purposes, including, but not by way of limitation, the following discretionary powers:

(a)    To construe and interpret the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation, or validity of the Plan or any amendment thereto;

(b)    To determine who are Eligible Employees, subject to the limitations described in the Plan;

(c)    To cause a Deferral Account and/or Plan Year Subaccounts to be maintained for each Participant;

(d)    To decide any and all considerations affecting the eligibility of any employee to become a Participant or remain a Participant in the Plan;

(e)    To determine the manner and form for making elections under the Plan;

(f)    To determine, establish and revise an accounting method or formula for the Plan, as provided in Section 4.2;

(g)    To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

(h)    To administer the claims and review procedures set forth in Section 12;

(i)    To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan as are not inconsistent with the terms of the Plan;

(j)    To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan;

(k)    To arrange for the distribution to each Participant of a statement of any benefits accrued under the Plan, at least annually; or

(l)    To decide all issues and questions regarding Deferral Account and/or Plan Year Subaccount balances, and the time, form, manner and amount of distributions to Participants or their Beneficiaries in accordance with the terms of the Plan.

10.4    Decisions of the Committee and its Delegates. All actions, interpretations, and decisions of the Committee (and its delegates) will be conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.

10.5    Eligibility to Participate. No member of the Committee who is also an employee of the Company will be excluded from participating in the Plan if otherwise eligible, but he or she will not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own Deferral Account under the Plan.

10.6    Compensation and Expenses. The members of the Committee will serve without compensation for their services under the Plan. The Committee is authorized at the expense of the Employer to employ such legal counsel, accountants and other advisers as it may deem advisable to assist in the performance of its duties under the Plan. Any expenses and fees incurred in connection with the administration of the Plan by the Committee, or otherwise, will be paid and borne by the Employer.

10.7    Information. To enable the Committee to perform its functions under the Plan, each Company will supply full and timely information to the Committee on all matters related to the Compensation of all Participants, their deaths or other cause of their Separations from Service, and such other pertinent facts as the Committee may require.

10.8    Indemnity. To the fullest extent permitted by applicable law, each Company will indemnify, hold harmless, and defend the Committee and each member thereof, the Board of Directors, and any delegate of the Committee who is an employee of the Company, against any and all expenses, liabilities and claims, including legal fees as they are incurred to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity will not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise.

SECTION 11

CLAIMS AND REVIEW PROCEDURE

11.1    Presentation of Claim. If a Participant or Beneficiary (a “Claimant”) asserts a right to a benefit under the Plan which has not been received, the Claimant must file a written claim for such benefit with the Committee. All other claims must be made in writing and filed with the Committee within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. Any claim must state with particularity the determination desired by the Claimant. The claims and review procedure set forth in this Section 13 will be administered in accordance with ERISA Section 503. Any written notice that is required to be given to the Claimant may, at the option of the Committee and in accordance with applicable guidance issued under ERISA Section 503, be provided electronically.

11.2    Non-Disability Claims.

11.2.1    Notification of Decision. The Committee will consider a Claimant’s claim (other than a claim for benefits due to a Disability) (a “Non-Disability Claim”) within a reasonable time, but no later than ninety (90) days after its receipt of the Claim, unless the Committee determines that special circumstances require an extension of time for processing the Claim, in which case written notice of the extension will be furnished to the Claimant before the termination of the initial ninety (90) day period. In no event will such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. The extension notice will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render its decision on the Non-Disability Claim. The Committee will notify the Claimant in writing:

(a)    that the Claimant’s requested determination has been made, and that the Non-Disability Claim has been allowed in full; or

(b)    that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, which notice will set forth:

(i)    the specific reason(s) for the denial of the Claim;

(ii)    specific reference(s) to pertinent provisions of the Plan upon which the denial was based;

(iii)    a description of any additional material or information necessary for the Claimant to perfect the Claim, and an explanation of why such material or information is necessary;

(iv)    an explanation of the Plan’s Claims review procedure and the time limits applicable to such procedure; and

(v)    a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review (as set forth in Section 11.4).

11.2.2    Review of a Denied Non-Disability Claim. On or before sixty (60) days after receiving a notice from the Committee that the Claimant’s Non-Disability Claim has been denied, in whole or in part, the Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the Claim. The Claimant (or the Claimant’s duly authorized representative):

(a)    may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in ERISA) to the Non-Disability Claim;

(b)    may submit written comments or other documents to the Committee; and/or

(c)    may request a hearing, which the Committee, in its sole discretion, may grant.

11.2.3    Decision on Review of the Non-Disability Claim. The Committee will render its decision on review promptly, but not later than sixty (60) days after the Committee receives the Claimant’s timely written request for a review of the denial of the Non-Disability Claim. If the Committee determines that special circumstances require an extension of time for reviewing the Non-Disability Claim, written notice of the extension will be furnished to the Claimant before the termination of the initial sixty (60) day period. In no event will such extension exceed a period of sixty (60) days from the end of the initial sixty (60) day period. The extension notice will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render its decision on review. In rendering its decision, the Committee will take into account all comments, documents, records and other information submitted by the Claimant (if any) relating to the Non-Disability Claim, without regard to whether such information was submitted or considered in the initial Claim determination. If the Committee wholly or partly denies the Non-Disability Claim on review, the Committee will provide written notice to the Claimant which will set forth:

(a)    the specific reasons for the denial of the Claim;

(b)    the specific reference(s) to the pertinent Plan provisions upon which the denial was based;

(c)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in ERISA) to his or her Claim for benefits; and

(d)    a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

11.3    Disability Claims.

11.3.1    Notification of Decision. The Committee will consider a Claimant’s claim for benefits due to a Disability (a “Disability Claim”) within a reasonable time, but no later than forty-five (45) days after its receipt of the Claim, unless the Committee determines that special circumstances require an extension of time to process the Claim, in which case written notice of the extension will be furnished to the Claimant before the termination of the initial forty-five (45) day period. In no event will such extension exceed a period of thirty (30) days from the end of the initial forty-five (45) day period. However, if the Committee determines that special circumstances require an additional extension of time to process the Disability Claim, the Committee will notify the Claimant in writing before the end of the initial thirty (30) day extension period. In no event will such additional extension exceed a period of thirty (30) days from the end of the initial thirty (30)

day extension period. The extension notice will indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render its decision on the Disability Claim. The extension notice also will explain the standards on which the entitlement to a benefit is based, the unresolved issues that prevent a decision on the Disability Claim and the additional information needed to resolve those issues, and notice that the Claimant will be afforded at least forty-five (45) days within which to provide the specified information. The Committee will notify the Claimant in writing:

(a)    that the Claimant’s requested determination has been made, and that the Disability Claim has been allowed in full; or

(b)    that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, which notice will set forth:

(i)    the specific reason(s) for the denial of the Claim;

(ii)    specific reference(s) to pertinent provisions of the Plan upon which the denial was based;

(iii)    a description of any additional material or information necessary for the Claimant to perfect the Claim, and an explanation of why such material or information is necessary;

(iv)    an explanation of the Plan’s Claims review procedure and the time limits applicable to such procedure;

(v)    a copy of any internal rule, guideline, protocol or other similar criteria relied on in denying the Claim or a statement that such rule, guideline, protocol or other similar criteria was relied on in denying the Claim and that a copy of it will be provided without charge upon request; and

(vi)    a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review (as set forth in Section 11.4).

11.3.2    Review of a Denied Disability Claim. On or before one hundred eighty (180) days after receiving a notice from the Committee that the Claimant’s Disability Claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the Claim. The Claimant (or the Claimant’s duly authorized representative):

(a)    may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in ERISA) to the Disability Claim;

(b)    may submit written comments or other documents to the Committee; and/or

(c)    may request a hearing, which the Committee, in its sole discretion, may grant.

11.3.3    Decision on Review of the Disability Claim. The Committee will render its decision on review promptly, but not later than forty-five (45) days after the Committee receives the Claimant’s timely written request for a review of the denial of the Disability Claim, unless the Committee determines that special circumstances require an extension of time for processing the Claim, in which case written notice of the extension will be furnished to the Claimant before the termination of the initial forty-five (45) day period. In no event will such extension exceed a period of forty-five (45) days from the end of the initial forty-five (45) day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision on the Disability Claim. In rendering its decision, the Committee will take into account all comments, documents, records and other information submitted by the Claimant (if any) relating to the Disability Claim, without regard to whether such information was submitted or considered in the initial Claim determination. The review of the denied Disability Claim will not be conducted by the individual who decided the Claimant’s initial Claim nor the subordinate of such individual. In deciding an appeal of any denied Disability Claim that is based in whole or in part on a medical judgment, the Committee will consult with a health care professional (who will neither be an individual who was consulted in connection with the initial Claim denial nor the subordinate of such individual) who has appropriate training and experience in the field of medicine involved in the medical judgment. Any medical or vocational experts whose advice was obtained on behalf of the Committee in connection with the denial of the Disability Claim will be identified, regardless of whether the advice was relied upon in denying the Claim. If the Committee wholly or partly denies the Disability Claim on review, the Committee will provide written notice to the Claimant which will set forth:

(a)    the specific reasons for the denial of the Claim;

(b)    specific reference(s) to the pertinent Plan provisions upon which the denial was based;

(c)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in ERISA) to the Claimant’s Claim for benefits;

(d)    a copy of any internal rule, guideline, protocol or other similar criteria relied on in denying the Claim or a statement that such rule, guideline, protocol or other similar criteria was relied on in denying the Claim and that a copy of it will be provided without charge upon request; and

(e)    a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

11.4    Exhaustion of Claims and Review Procedure and Legal Action. No action in law or equity may be brought more than one (1) year after the Committee’s affirmation of a denial of a claim under the Plan, or, if earlier, more than four (4) years after the facts or events giving rise to the Claimant’s allegation(s) or claim(s) first occurred.

SECTION 12

MODIFICATION OR TERMINATION OF THE PLAN

12.1    Companies’ Obligations Limited. The Companies intend to continue the Plan indefinitely, and to maintain each Participant’s Deferral Account until it is scheduled to be paid to him or her in accordance with the provisions of the Plan. However, the Plan is voluntary on the part of the Companies and the Companies do not guarantee to continue the Plan. The Board of Directors, in its sole discretion, at any time may, by amendment of the Plan, suspend or discontinue Compensation deferrals under the Plan, with or without cause.

12.2    Right to Amend or Terminate. The Board of Directors, in its sole discretion, may amend or terminate the Plan, or any part thereof, in such manner as it may determine, at any time and for any reason; provided, however that no such amendment or termination will have any retroactive effect to reduce any amounts allocated to a Participant’s Deferral Account on the date of such amendment or termination. The Board of Directors may from time to time make any amendment to the Plan that may be necessary to satisfy Code Section 409A, ERISA or other applicable laws.

12.3    Retroactive Amendment Permitted. An amendment made by the Board of Directors in accordance with Section 12.2 may be made effective on a date prior to the first day of the Plan Year in which it was adopted if such amendment is necessary or appropriate to enable the Plan to satisfy the applicable requirements of Code Section 409A, ERISA or other applicable laws or to conform the Plan to any change in applicable laws or to any regulations or rulings thereunder, so long as such retroactive amendment is permitted by applicable law.

12.4    Effect of Termination. If the Plan is terminated pursuant to this Section 12, then no further Compensation deferrals may be made under the Plan and the balances credited to the Deferral Accounts of the affected Participants will be distributed to them at the time and in the manner set forth in Section 6.

SECTION 13

GENERAL

13.1    Unsecured General Creditors. All amounts credited to a Participant’s Deferral Account under the Plan will continue for all purposes to be a part of the general assets of the Company. Participants and their Beneficiaries, heirs or successors will have no legal or equitable rights, claims, or interest in any specific property or assets of any Company. No assets of the Company will be held under a trust, or held in any way as collateral security for the fulfilling of any obligations of the Company under the Plan. The Plan will not cause the Company’s assets to be pledged or restricted. The Company’s obligations (if any) under the Plan will be merely that of an unfunded and unsecured promise of that Company to pay money in the future, and the rights of the Participants and their Beneficiaries will be no greater than those of unsecured general creditors of the Company. The Company may, but need not, acquire investments corresponding to the Funds, and it is under no obligation to maintain any investment it may make. Any such investments, if made, will be in the name of the Company, and will be its sole property in which no Participant or Beneficiary will have any interest. The Plan is intended to be an unfunded plan for purposes of Title I of ERISA.

13.2    Restriction Against Assignment. The Company will pay all amounts payable hereunder only to the person or persons designated by the Plan and not to or for any other person. No part of a Participant’s Deferral Account will be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor will a Participant’s Deferral Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor will any such person have any right to alienate, anticipate, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever; provided, however, that a Deferral Account hereunder may be transferred to a Participant’s former spouse pursuant to a Domestic Relations Order. Any purported alienation, anticipation, transfer, commutation, pledge, encumbrance, or assignment will be void and of no effect.

13.3    Governing Law. The Plan is intended to comply with the provisions of Code Section 409A. Notwithstanding any contrary Plan provision, the Plan will be construed, administered and enforced in a manner that is consistent with such intent. The Plan also will be construed, administered and enforced in accordance with the applicable provisions of ERISA, and to the extent not preempted by ERISA, the applicable laws of the State of California (other than its conflict of laws provisions).

13.4    Receipt and Release. Any payment to a Participant or his or her Beneficiary in accordance with the provisions of the Plan will, to the extent thereof, be in full satisfaction of any and all claims against the Committee and/or the Company.

13.5    Tax Withholding. Notwithstanding any contrary Plan provision, the Company will have the right to deduct from a Participant’s Deferral Account and/or any payments due to the Participant or his or her Beneficiary under the Plan any and all taxes determined by the Committee to be applicable with respect to such benefits. If any taxes, including employment taxes with respect to the Deferral Account, are required to be withheld prior to the time of payment, the Company may withhold such amounts from other compensation that is payable to the Participant by the Company.

13.6    Severability. If any provision of the Plan is held to be invalid or unenforceable, its invalidity or unenforceability will not affect any other provisions of the Plan, and in lieu of each provision which is held invalid or unenforceable, there will be added as part of the Plan a provision that will be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.

13.7    No Guarantees Regarding Tax Treatment; Disclaimer. Participants (or their Beneficiaries) will be completely responsible for all taxes with respect to any benefits under the Plan.

The Committee, the Board of Directors and the Companies make no guarantees regarding the tax treatment to any person of any deferrals or payments made under the Plan. Neither the Companies nor any of their employees shall have any liability to any Participant should the Plan or its administration fail to comply with Code Section 409A.

13.8    Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way will affect the construction of any provision of the Plan.

13.9    No Employment Rights. Neither the establishment or maintenance of the Plan, the making of any deferrals under the Plan nor any action of any Company or the Committee, will be held or construed to confer upon any person any right to be employed by the Company, nor upon dismissal, any right or interest in any specific assets of the Companies other than as provided in the Plan. Each Company expressly reserves the right to discharge any employee at any time, with or without cause or notice.

13.10    Payments on Behalf of Persons Under Incapacity. In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination will constitute a full release and discharge of any and all claims against the Committee and/or the Company.

13.11    Rights and Duties. Neither the Company nor the Committee will be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or incurred in good faith.